Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF ANTERO MIDSTREAM PARTNERS LP
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of Antero Midstream Partners LP for the year ended December 31, 2014, I, Glen C. Warren, Jr., Chief Financial Officer of Antero Midstream Partners LP, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.This Annual Report on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in this Annual Report on Form 10-K for the year ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Antero Midstream Partners LP for the periods presented therein.

Date: February 25, 2015

/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
Chief Financial Officer